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                                                                   EXHIBIT 10.88

                               SECURITY AGREEMENT

        This Security Agreement (the "Agreement") is made on March 29, 2002 by Pollet & Richardson, A Law Corporation ("Obligor"), in favor of STAAR Surgical Company, a Delaware corporation ("STAAR").

        For and in consideration of the extension of credit now made by STAAR to Obligor as evidenced by the Promissory Note of even date (the "Note"), a true and correct copy of which is attached hereto as Exhibit "1", or any extension, renewal or forbearance from enforcement of said Note or other credit, and for other good and valuable consideration, Obligor agrees as follows:

1. DEFINITIONS. When used herein, the following terms shall have the following meanings:

        "Account Debtor" shall mean the party who is obligated on or under any Account.

        "Account" shall mean any right of Obligor to payment for legal services rendered, whether or not such right to payment has been earned by performance, and all interest and service charges thereon, and any other account of Obligor as such term is defined in Article 9 of the California Commercial Code.

        "Collateral" shall mean all property or rights in which a security interest is granted hereunder or arises pursuant hereto.

        "Liabilities" shall mean the liabilities and obligations of Obligor to STAAR pursuant to the Note and any full or part extensions or renewals thereof (whether greater or less than any such specified obligation), along with any reasonable costs and expenses incurred by STAAR in connection with any breach or default of Obligor under this Agreement.

        Except as otherwise provided herein, all other terms used in this Agreement shall have the meanings given under Division 9 of the California Commercial Code, or in any other Division if not defined in Division 9.

2. GRANT OF SECURITY INTEREST. As security for the payment of all Liabilities, Obligor hereby agrees that STAAR shall have and, to that end, assigns and grants to STAAR a continuing first-priority security interest in all Accounts of Obligor, whether now or hereafter existing or acquired; and all products and proceeds (whether cash or non-cash proceeds) of any of the foregoing. If, at a future date, Obligor obtains a line of credit from a third party (not STAAR), not to exceed $250,000, secured by Obligor's Accounts, STAAR's security interest in Obligor's Accounts will be subordinated to the security interest of the party which extends the line of credit to Obligor.

3. WARRANTIES. Obligor warrants to STAAR that: (a) the Liabilities and every portion thereof will be paid as and when the same become due; (b) no financing statement (other than any which may have been filed on behalf of STAAR) covering any of the Collateral is on file in any public office; (c) Obligor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest granted hereunder, and with good right to

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subject the same to said security interest and Obligor will not permit any tax lien or other lien or other security interest other than in favor of STAA.R or with regard to the line of credit referenced in Section 2 above to attach to the Collateral; (d) all information with respect to Accounts and Account Debtors set forth in any schedule, certificate or other writing and all other written information at any time heretofore or hereafter furnished by Obligor to STAAR is and will be true and correct as of the date furnished; (e) all Accounts included in the Collateral arose in the ordinary course of Obligor's business, for legal services rendered, and are fully collectible without offset or deduction; (f) the Collateral and all records concerning the Collateral are located at the place(s) set forth in Section 9 below; (g) Obligor's chief executive office is located at the address set forth under Obligor's signature hereto and has been located at such address for the preceding five years, and (h) Obligor's accounts receivable exceed $560,000.

4. COLLECTION OF AMOUNTS DUE. Obligor will, at its own expense, endeavor to collect, as and when due, all amounts due Obligor under the Collateral, including the taking of such action with respect to such collection as Obligor may deem advisable, and may use such amounts collected in the ordinary course of its business, and may, in the ordinary course of business, grant to any party obligated on any of the Collateral any rebate, refund or adjustment to which such party may be lawfully entitled or is deemed advisable in the reasonable discretion of Obligor. Obligor's rights under this section are subject to STAAR's remedies under Section 7 below.

5.      AGREEMENTS OF OBLIGOR. Obligor will:

        (a) execute or cause to be executed all financing statements, endorsements, assignments and other writings and do such other acts and things as STAAR may from time to time request to establish, maintain and/or continue the perfected status of the security interest of STAAR in the Collateral (free of all other liens and claims not provided for herein) to secure payment of the Liabilities or to implement or further effectuate the terms or purpose of this Agreement;

        (b) keep, at the address designated below for its records, all records concerning the Collateral, which records will be of such character as will enable STAAR or its designees to determine at any time the status of the Collateral;

        (c) not create or permit to exist any lien on or security interest in any Collateral (or any interest therein) to or in favor of anyone other than STAAR, other than one securing repayment of a line of credit as referenced in
Section 2 of this Agreement; and

        (d) not use or permit the use of any of the Collateral for any unlawful purpose, and will register, use, operate and control the Collateral in accordance with statutes, laws, ordinances and regulations relating thereto.

6. DEFAULT. There shall be a default ("Default") under this Agreement if any of the following events occur:

        (a) If Obligor shall breach any condition or obligation imposed on Obligor pursuant to the terms of this Note, the Settlement Agreement And General Release of even date, or the Security Agreement of even date, provided however that if any such breach is reasonably

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susceptible of being cured, Obligor shall be entitled to a grace period of fifteen (15) days following written notice of such event of default to cure;

        (b) If Obligor shall make an assignment for the benefit of creditors;

        (c) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Obligor;

        (d) If Obligor shall be adjudicated bankrupt or insolvent or admit in writing Obligor's inability to pay Obligor's debts as they become due;

        (e) If any petition is filed against Obligor under the Bankruptcy Code and either (A) the Bankruptcy Court orders relief against Obligor, or (B) such petition is not dismissed by the Bankruptcy Court within thirty (30) days of the date of filing;

        (f) If any attachment, execution or other writ is levied on substantially all of the assets of Obligor and remains in effect for more than five (5) days; or

        (g) If Obligor shall apply for or consent to the appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Obligor, or commence any proceeding related to Obligor under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect.

Obligor shall notify STAAR immediately if any event of default occurs.

7. REMEDIES UPON DEFAULT. Upon the occurrence of any Default hereunder, STAAR may do one or more of the following:

        (a) declare each of the Liabilities (notwithstanding any provisions thereto, at the option of STAAR, and without demand or notice of any kind) immediately due and payable;

        (b) upon notice to Obligor, notify any parties obligated on any of the Collateral to make payment to STAAR of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby and

        (c) exercise the rights and remedies afforded a secured party under Division 9 of the California Uniform Commercial code.

        STAAR shall apply the proceeds of any collection or disposition of the Collateral to the satisfaction of the Liabilities to STAAR secured by the Collateral, the application of proceeds to the Liabilities to be in such order and manner as STAAR elects. STAAR shall not be required to examine the validity of or to exchange or to collect on any Collateral or to take any action necessary to hold any corporation, issuer or other person or party liable on the Collateral; and diligence in looking after, preserving, or acting with respect to the Collateral or collecting the same is hereby waived by Obligor.

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8.      GENERAL. Any notice to Obligor or to STAAR provided for in this
Agreement shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to the party at the address set forth below where this Agreement is executed, or to such other address as the party may designate by written notice to the other party. Mailed notices shall be deemed delivered and received three (3) days after deposit in accordance with this provision in the United States mail.

        Obligor makes, constitutes and appoints STAAR its true and lawful attorney-in-fact with full power of substitution to take any action in furtherance of this Agreement, including, but not limited to, the signing of financing statements, endorsing of instruments, and the execution and delivery of all documents and agreements necessary to obtain or accomplish any protection for or collection or disposition of any part of the Collateral. Such appointment shall be deemed irrevocable and coupled with an interest. Without limiting the foregoing Obligor hereby specifically authorizes STAAR to endorse, negotiate and reduce to cash in the name of Obligor, any check or other item, howsoever received by STAAR and whether received before or after any Default, representing any payment on or other proceeds of any of the Collateral.

        No delay on the part of STAAR in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by STAAR of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. This Agreement shall be a continuing Agreement in every respect and STAAR's security interest in the Collateral as granted herein shall continue in full force and effect until all of the Liabilities are paid in full and STAAR has filed a termination statement in the form prescribed under the California Commercial Code.

        This Agreement has been delivered at Los Angeles, California and shall be construed in accordance with the laws of the State of California, excluding any law relating to the conflict of laws. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges granted STAAR hereunder shall inure to the benefit of its successors and assigns. The rights granted hereunder are cumulative and in addition to any other rights STAAR may have by agreement or under applicable law.

9. COLLATERAL AND RECORDS LOCATION(S). The Collateral and records relating to it are located at 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024-6525.

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        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Pollet & Richardson, A Law Corporation       Accepted and Approved:

By: /s/ Erick E. Richardson, Jr.             /s/ John Bily
    ----------------------------             -------------
    Erick E. Richardson, Jr., President      John Bily, Chief Financial Officer
    10900 Wilshire Boulevard, Suite 500      STAAR Surgical Company
    Los Angeles, CA 90024-6525               1911 Walker Avenue
                                             Monrovia, CA 91016

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